FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

         AGREEMENT made as of April 23rd, 2003, by and between Rydex ETF Trust (the "Trust"), and The Bank of New York, a New York banking organization ("BNY").

                             W I T N E S S E T H :

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain BNY to provide for the portfolios identified on Exhibit A hereto (each, a "Series") the services described herein, and BNY is willing to provide such services, all as more fully set forth below;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.       APPOINTMENT.

         The Trust hereby appoints BNY as its agent for the term of this Agreement to perform the services described herein. BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

2.       REPRESENTATIONS AND WARRANTIES.

         The Trust hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that:

         (a)  It  is  duly   organized  and  existing  under  the  laws  of  the
jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

         (b) This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms;

         (c) It is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Trust Agreement or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and

         (d) To the extent the performance of any services described in Schedule II attached hereto by BNY in accordance with the then effective Prospectus (as hereinafter defined) for the Trust would violate any applicable laws or regulations, the Trust shall immediately so notify BNY in writing and thereafter shall either furnish BNY with the appropriate values of securities, net asset value or other computation, as the case may be, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and/or compute net asset value or other computations in a manner the Trust specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by the Trust that the same is consistent with all applicable laws and regulations and with its Prospectus.

3.       DELIVERY OF DOCUMENTS.

         (a) The Trust will promptly deliver to BNY true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:
                  (i) The Trust's Trust Agreement or other organizational document and all amendments thereto (the "Trust Agreement");

                  (ii) The Trust's bylaws (the "Bylaws");

                  (iii) Resolutions of the Trust's trustees authorizing the execution, delivery and performance of this Agreement by the Trust;

                  (iv) The Trust's registration statement most recently filed with the Securities and Exchange Commission (the "SEC") relating to the shares of the Trust (the "Registration Statement");

                  (v) The Trust's Notification of Registration under the 1940 Act on Form N-8A filed with the SEC; and

                  (vi) The Trust's Prospectus and Statement of Additional Information pertaining to the Series (collectively, the "Prospectus").

         (b) Each copy of the Bylaws, Registration Statement and Prospectus, and all amendments thereto, and copies of Trust resolutions, shall be certified by the Secretary or an Assistant Secretary of the Trust.

         (c) It shall be the sole responsibility of the Trust to deliver to BNY its currently effective Prospectus and BNY shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by BNY.

4.       DUTIES AND OBLIGATIONS OF BNY.

         (a) Subject to the direction and control of the Trust's trustees and the provisions of this Agreement, BNY shall provide to the Trust (i) the administrative services set forth on Schedule I attached hereto and (ii) the valuation and computation services listed on Schedule II attached hereto.

         (b) In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.

         (c) BNY shall not provide any services relating to the management, investment advisory or sub-advisory functions of the Trust, distribution of shares of the Trust, maintenance of the Trust's financial records or other services normally performed by the Trusts' respective counsel or independent auditors.

         (d) Upon receipt of the Trust's prior written consent (which shall not be unreasonably withheld), BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate; provided, however, that no such delegation of its duties and obligations hereunder shall discharge BNY from its obligations hereunder. Notwithstanding the foregoing consent provision, no Trust consent shall be required for any such delegation to any other subsidiary of The Bank of New York Company, Inc. (an "Affiliate"). BNY shall not be liable to the Trust for any loss or damage arising out of, or in connection with, the actions or omissions of any delegee or agent utilized hereunder so long as BNY acts in good faith and without negligence or wilfull misconduct in the selection of such delegee or agent; provided, however, that if such delegee or agent is an Affiliate, BNY shall be responsible, to the extent provided in Section 6 hereof, for all acts of such Affiliate as if such acts were its own.

         (e) The Trust shall cause its officers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to cooperate with BNY and to provide BNY, upon request, with such information, documents and advice relating to the Trust as is within the possession or knowledge of such persons, in order to enable BNY to perform its duties hereunder. In connection with its duties hereunder, BNY shall be entitled to rely, and shall be held harmless by the Trust when acting in reliance, upon the instructions, advice or any documents relating to the Trust provided to BNY by any of the aforementioned persons. BNY shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Trust to cause any information, documents or advice to be provided to BNY as provided herein. All fees or costs charged by such persons shall be borne by the Trust.

         (f) Nothing in this Agreement shall limit or restrict BNY, any affiliate of BNY or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to same or all of the services provided hereunder.

         (g) The Trust shall furnish BNY with any and all instructions, explanations, information, specifications and documentation deemed reasonably necessary by BNY in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Trust liabilities and expenses. BNY shall not be required to include as the Trust liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Trust shall have specified to BNY the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. The Trust shall also furnish BNY with bid, offer, or market values of Securities if BNY notifies the Trust that same are not available to BNY from a security pricing or similar service utilized, or subscribed to, by BNY which BNY in its reasonable judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Trust also may furnish BNY with bid, offer, or market values of Securities and instruct BNY to use such information in its calculations hereunder. BNY shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service.

         (h) BNY may apply to an officer of the Trust for written instructions with respect to any matter arising in connection with BNY's performance hereunder for the Trust, and BNY shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such instructions. Such application for instructions may, at the option of BNY, set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY has received written instructions in response to such application specifying the action to be taken or omitted.

         (i) BNY may consult with counsel to the Trust or its own counsel, at the Trust's expense, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

         (j)  Notwithstanding any other provision contained in this Agreement or
Schedule I or II attached hereto, BNY shall have no duty or obligation to with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Trust of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to the Trust, (ii) the taxable nature or effect on the Trust or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Trust to its shareholders; or (iv) the effect under any federal, state, or foreign income tax laws of the Trust making or not making any distribution or dividend payment, or any election with respect thereto.

         (k) BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedules I and II attached hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

         (l) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by the Trust and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of Series' liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; and amounts receivable or amounts payable for the sale or redemption of Trust shares effected by or on behalf of the Trust. In the event BNY's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its reasonable judgment deems reliable, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting the generality of the foregoing, BNY shall not be required to inquire into any valuation of securities or other assets by the Trust or any third party described in this subsection (l) even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

         (m) BNY, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Trust is or will be actually paid, but will accrue such interest until otherwise instructed by the Trust.

         (n) BNY shall not be responsible for delays or errors which occur by reason of circumstances beyond its reasonable control in the performance of its duties under this Agreement, including, without limitation, labor difficulties outside of BNY, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, interruptions, loss, or malfunctions of utilities, communications or computer (hardware or software) services. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this

Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY in the performance of its duties under this Agreement. Upon the occurrence of any such delay or failure BNY shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

5.       ALLOCATION OF EXPENSES.

         Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the Trust, including but not limited to, organizational costs and costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of the Trust's trustees, directors, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of the Trust shares, fees and expenses incident to the registration or qualification under federal or state securities laws of the Trust or its shares, costs (including printing and mailing costs) of preparing and distributing Prospectuses, reports, notices and proxy material to the Trust's shareholders, all expenses incidental to holding meetings of the Trust's trustees, directors and shareholders, and extraordinary expenses as may arise, including litigation affecting the Trust and legal obligations relating thereto for which the Trust may have to indemnify its trustees, directors and officers.

6.       STANDARD OF CARE; INDEMNIFICATION.

         (a) BNY shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its representations. Except for the Trust's obligation to indemnify BNY for Losses as set forth in Section 6(b) hereof, including Losses constituting special, indirect or consequential damages to third parties, neither BNY nor the Trust shall otherwise be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

         (b) BNY shall not be responsible for, and the Trust shall indemnify and hold BNY harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability ("Losses") arising out of or attributable to:
                  (i) The Trust's negligence or willful misconduct;

                  (ii) The breach of any representation or warranty of the Trust hereunder;

                  (iii) The conclusive reliance on or use by BNY or its agents or subcontractors of information, records, documents or services which (A) are received by BNY or its agents or subcontractors, and (B) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar;

                  (iv) The conclusive reliance on, or the carrying out by BNY or its agents or subcontractors of any instructions or requests of the Trust on behalf of the Trust; and

                  (v) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

         (c) At any time BNY may apply to any officer of the Trust for instructions, and may consult with legal counsel of their choosing with respect to any matter arising in connection with the services to be performed by BNY under this Agreement, and BNY and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice or opinion of such counsel and shall promptly advise the Trust of such advice or opinion (except for actions or omissions by Bank taken with negligence or willful misconduct). BNY, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided BNY or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

         (d) The Trust shall not be responsible for, and BNY shall indemnify and hold the Trust harmless from and against, any and all Losses arising out of or attributable to:

                  (i) BNY's negligence or willful misconduct; and

                  (ii) The breach of any representation or warranty of BNY hereunder.

         (e) Notwithstanding any other provision contained in this Agreement, BNY shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Trust of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Trust; (b) the taxable nature or effect on the Trust or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Trust to its shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Trust making or not making any distribution or dividend payment, or any election with respect thereto.

7.       COMPENSATION.

         For the services provided hereunder, the Trust agrees to pay BNY such compensation as is mutually agreed from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by BNY in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. The Trust authorizes BNY to debit the Trust's custody account for all amounts due and payable hereunder. BNY shall deliver to the Trust invoices for services rendered after debiting the Trust's custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY, the Trust's net asset value shall be computed at the times and in the manner specified in the Trust's Prospectus.

8.       TERM OF AGREEMENT.

         (a) This Agreement shall continue until terminated by either BNY giving to the Trust, or the Trust giving to BNY, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice. Upon termination hereof, the Trust shall pay to BNY such compensation as may be due as of the date of such termination, and shall reimburse BNY for any reasonable disbursements and expenses made or incurred by BNY and payable or reimbursable hereunder.

         (b) The terms of Sections 6 and 7 shall survive the termination of this Agreement.

9.       AUTHORIZED PERSONS.

         Attached hereto as Exhibit B is a list of persons duly authorized by the Trustees of the Trust to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of the Trust. From time to time the Trust may deliver a new Exhibit B to add or delete any person and BNY shall be entitled to rely on the last Exhibit B actually received by BNY.

10.      AMENDMENT.

         This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY and the Trust, and authorized or approved by the Trust's trustees.

11.      ASSIGNMENT.

         This Agreement shall extend to and shall be binding upon the parties hereto, and their permitted successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of BNY, or by BNY without the written consent of the Trust accompanied by the authorization or approval of the Trust's trustees. Any purported assignment in violation of this provision shall be void.

12.      GOVERNING LAW; CONSENT TO JURISDICTION.

         This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. The Trust hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. To the extent that in any jurisdiction the Trust may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Trust irrevocably agrees not to claim, and it hereby waives, such immunity.

13.      SEVERABILITY.

         In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

14.      NO WAIVER.

         Each and every right granted to BNY hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY of any right preclude any other or future exercise thereof or the exercise of any other right.

15.      NOTICES.

         All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

         if to the Trust, at
         Rydex ETF Trust
         9601 Blackwell Rd Suite 500
         Rockville, MD 20850
         Attn: Tim Meyer

         if to BNY, at
         The Bank of New York
         New York, New York 10286
         Attention:        __________________________
         Title:

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

16.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

17.      SEVERAL OBLIGATIONS.

         The parties acknowledge that the obligations of the Trusts hereunder are several and not joint, that no Trust shall be liable for any amount owing by another Trust and that the Trusts have executed one instrument for convenience only.

18. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

         It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. In addition, BNY hereby expressly agrees that any obligations in this Agreement of a particular Fund and of the Trust with respect to that Fund shall be limited solely to the assets of that Fund, and BNY shall not seek satisfaction of any obligation from any other Fund, the Shareholders of any Fund, or the Trustees, officers, employees or agents of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.


                                 RYDEX ETF TRUST
                                 By:      /s/ CARL G. VERBONCOEUR
                                          -----------------------
                                 Title:   VICE PRESIDENT


                                 THE BANK OF NEW YORK
                                 By:      /s/ JOHN BUCKLEY
                                          ----------------
                                 Title:   VICE PRESIDENT

                                    EXHIBIT A

                                     SERIES

                                    EXHIBIT B


         I, ALBERT P. VIRAGH, JR., PRESIDENT OF RYDEX ETF TRUST, a Delaware trust (the "Trust"), do hereby certify that:

         The following individuals serve in the following positions with the Trust, and each has been duly elected or appointed by the Trustee of the Trust to each such position and qualified therefor in conformity with the Trust's Trust Agreement and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Trust to BNY.

Name                       Position                           Signature

Nick Bonos                 Vice President                     /s/ Nick Bonos
                                                              --------------

Tim Meyer                  Product Manager                    /s/ Tim Meyer
                                                              -------------

Mike Scalzi                Manager of Fund Accounting         /s/ Mike Scalzi
                                                              ---------------

Joe Arruda                 Manager of Fund Accounting         /s/ Joe Arruda
                                                              --------------

Paula Charles              Manager of Fund Administration     /s/ Paula Charles
                                                              -----------------

                                   SCHEDULE I

                             ADMINISTRATIVE SERVICES


1. Maintain the Trust's minute book and its general corporate records (other than accounting books and records).

2. Monitor and document compliance by the Trust with its policies and restrictions as delineated in its Prospectus.

3. Participate in the periodic updating of the Trust's Registration Statement and Prospectus and, subject to approval by the Trust's
         Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of periodic reports and other information to the SEC and the Trust's shareholders, including annual and semi-annual reports to shareholders, annual and semi-annual Form N-SAR, notices pursuant to Rule 24(f)-2 and proxy materials.

4. Prepare federal, state and local income tax returns for the Trust and Series and file such returns upon the approval of the Trusts' respective independent accountants; monitor and report on Sub-Chapter M qualifications; prepare and file all Form 1099s with respect to the Trust's directors or trustees; monitor compliance with Section 4982 of the Internal Revenue Code; calculate and maintain records pertaining to Original Issue Discount and premium amortization as required; perform ongoing wash sales review (i.e., purchases and sales of Trust investments within 30 days of each other).

5. Prepare and, subject to approval of the Trust's Treasurer, disseminate to the Trust's Board quarterly unaudited financial statements and schedules of the Trust's investments and make presentations to the Board, as appropriate.

6. Subject to approval of the Trust's trustees, assist the Trust in obtaining fidelity bond and E&O/D&O insurance coverage.

7. Prepare statistical reports for outside information services (e.g., IBC/Donoghue, ICI, Lipper Analytical and Morningstar).

8.       Attend shareholder and Trustee meetings as requested from time to time.

9. Establish appropriate expense accruals, maintain expense files and coordinate the payment of invoices.

10.      Blue Sky Services

         o Subject to approval of the Trust's trustee and its legal counsel, perform initial registration for Trusts or Series in such states as the Trust shall identify to the Administrator.

         o Subject to approval of the Trust's trustee and its legal counsel, perform renewal registration for Trusts or Series in such states as the Trust shall identify to the Administrator.

         o  Receive nightly downloads of sales data from transfer agents.

         o  Update state/territory sales information for the Trust or Series.

         o Create and maintain state/territory sales information worksheets for the Trust or Series.

         o Monitor changes in Blue Sky laws and procedures for all registered states/territories.

         o Subject to approval of the Trust's legal counsel, update filing requirements for all law and procedural changes.

         o  Communicate     directly    with    regulatory     authorities    in
            states/territories as needed.

         o Periodically attend Investment Company Institute (ICI) State Liaison Committee meetings.

                                   SCHEDULE II

                       VALUATION AND COMPUTATION SERVICES


I. BNY shall maintain the following records on a daily basis for each Series.

         1. Report of priced portfolio securities

         2. Statement of net asset value per share

II. BNY shall maintain the following records on a monthly basis for each Series:

         1. General Ledger

         2. General Journal

         3. Cash Receipts Journal

         4. Cash Disbursements Journal

         5. Subscriptions Journal

         6. Redemptions Journal

         7. Accounts Receivable Reports

         8. Accounts Payable Reports

         9. Open Subscriptions/Redemption Reports

         10. Transaction (Securities) Journal

         11. Broker Net Trades Reports

III. BNY shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Series. Schedule D shall be produced on an annual basis for each Series.

         The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, The Securities and Exchange Commission and the Trust's Auditors.

IV. For internal control purposes, BNY uses the Account Journals produced by The Bank of New York Custody System to record daily settlements of the following for each Series:

         1. Securities bought

         2. Securities sold

         3. Interest received

         4. Dividends received

         5. Capital stock sold

         6. Capital stock redeemed

         7. Other income and expenses

         All portfolio purchases for the Trust are recorded to reflect expected maturity value and total cost including any prepaid interest.